Exhibit 99.2

CONTACT:

VIVUS, Inc.	Trout Group
Timothy E. Morris	Ian Clements (SF) 415-392-3385
Chief Financial Officer	Brian Korb (NYC) 646-378-2923
650-934-5200

FOR IMMEDIATE RELEASE

VIVUS Announces Upcoming Webcasts and Conference Participation

Mountain View, Calif, November 3, 2008 – VIVUS, Inc. (NASDAQ: VVUS), a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products, today announced that they will attend and present an overview of the company at the following conferences in November.

Barclays Capital Small & Mid-Cap Healthcare Forum

Barclays Capital, 745 Seventh Avenue, New York

Presenter: Timothy Morris, CFO

Presentation date: Thursday, November 6, 2008

Presentation time: 3:00pm ET

Rodman & Renshaw Annual Global Investor Conference

The Palace Hotel, New York

Presenter: Leland Wilson, President and CEO

Presentation date: Tuesday November 11, 2008

Presentation time: 12:15pm ET

Credit Suisse Healthcare Conference

Arizona Biltmore, Phoenix

Presenter: Leland Wilson, President and CEO

Presentation date: Friday, November 14, 2008

Presentation time: 10:30am MT

Live audio webcasts and 14-day archive of all of the above presentations will be available at http://ir.vivus.com.

About VIVUS

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products. The current portfolio includes investigational products addressing obesity, diabetes and sexual health. The pipeline includes: Qnexa™, which is in phase 3 for the treatment of obesity and phase 2 for the treatment of type 2 diabetes; Testosterone MDTS®, for which a phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD); and avanafil, for which a phase 2 study has been completed for the treatment of erectile dysfunction (ED). For more information on clinical trials and products, please visit the company’s web site at http://www.vivus.com.

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